Exhibit 4(c) - Form of MEMBERS Horizons Flexible
                                Premium Deferred Variable Annuity Data Page
                                (Form No. 2015-VADP-B)

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SECTION 1.                DATA PAGE                CONTRACT NUMBER: [123456789]
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1.01 GENERAL INFORMATION

     OWNER(S)                                        CONTRACT ISSUE DATE
     --------                                        -------------------
     [John Doe]                                      [June 1, 2016]

     ANNUITANT(S)                                    ANNUITANT(S) ISSUE AGE(S)
     ------------                                    -------------------------
     [John Doe]                                      [35]

     ENDORSEMENTS/RIDERS ATTACHED:
     -----------------------------
     [IRA Endorsement]

1.02 PURCHASE PAYMENT INFORMATION

     INITIAL PURCHASE PAYMENT INFORMATION:           [$5,000.00]
     ------------------------------------
     Holding Account:                                [$2,500.00]
     Variable Subaccounts:                           [$2,500.00]

    [NOTE: The amount in the Holding Account, will be transferred to the Risk Control Account(s) [as of the Initial Risk Control Account Start Date and] according to the Risk Control Account Allocation percentages shown in
    Section 1.04.]

     ADDITIONAL PURCHASE PAYMENT INFORMATION:
     ----------------------------------------
     Minimum Additional Purchase Payment:                                  $[50]
     Maximum Cumulative Purchase Payment Amount
     (Without Prior Approval):                                        $[999,999]

     NOTE: We reserve the right to refuse additional Purchase Payments, as described in Section 6.01. We reserve the right to waive the Minimum Additional Purchase Payment requirement on a non-discriminatory basis.

1.03 ALLOCATION INFORMATION

     ALLOCATION LEVELS ON CONTRACT ISSUE DATE:
     -----------------------------------------

-----------------------------------------------------------------------------------------------------------
           "LEVEL C"                "LEVEL V"                  "LEVEL I"                 "LEVEL R"
            CONTRACT           VARIABLE SUBACCOUNT               INDEX             RISK CONTROL ACCOUNT
          ALLOCATION %             ALLOCATION %              ALLOCATION %              ALLOCATION %
-----------------------------------------------------------------------------------------------------------
     [50]% Variable            See Section 1.05.                 N/A                       N/A
           Subaccount
           Option
-----------------------------------------------------------------------------------------------------------
     [50]% Risk Control                  N/A             [50]% [S&P 500           See Section 1.04.
           Account Option                                      Index]
                             ------------------------------------------------------------------------------
                                         N/A             [50]% [MSCI EAFE         See Section 1.04.
                                                               Index]
-----------------------------------------------------------------------------------------------------------

     NOTE: See Section 6.02 for additional details regarding Allocation Levels.

2015-VADP-B

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1.04 RISK CONTROL ACCOUNTS

    RISK CONTROL ACCOUNT DATES:
    ---------------------------
    Risk Control Account Start Date(s) Offered:      [10(th) or 25(th) of each month]
    Multiple Source Waiting Period:                  [June 1, 2016 through December 1, 2016]
    Initial Risk Control Account Start Date:         [June 10, 2016]
    Initial Risk Control Account Maturity Date:      [June 10, 2021]
    Bailout Rate:                                    [1.0]% [Secure Account]
                                                     [1.5]% [Growth Account]

-----------------------------------------------------------------------------------------------------------
                                                  [S&P 500 INDEX]
           [S&P 500]                                                        RISK CONTROL     RISK CONTROL
         RISK CONTROL             INDEX RATE               INITIAL            ACCOUNT          ACCOUNT
         ACCOUNT NAME               FLOOR*             INDEX RATE CAP*^        PERIOD        ALLOCATION %
-----------------------------------------------------------------------------------------------------------
     [Secure Account]                [0]%                   [7]%              5 Years            [50]%
-----------------------------------------------------------------------------------------------------------
     [Growth Account]               [-10]%                 [17]%              5 Years            [50]%
-----------------------------------------------------------------------------------------------------------

    [Applicable S&P Index Disclosure Wording will print here, if required.]

-----------------------------------------------------------------------------------------------------------
                                               [MSCI EAFE INDEX]
         [MSCI EAFE]                                                        RISK CONTROL     RISK CONTROL
         RISK CONTROL             INDEX RATE               INITIAL            ACCOUNT          ACCOUNT
         ACCOUNT NAME               FLOOR*             INDEX RATE CAP*^        PERIOD        ALLOCATION %
-----------------------------------------------------------------------------------------------------------
    [Secure Account]                 [0]%                   [7]%              5 Years            [50]%
-----------------------------------------------------------------------------------------------------------
    [Growth Account]                [-10]%                 [17]%              5 Years            [50]%
-----------------------------------------------------------------------------------------------------------

    [Applicable MSCI EAFE Index Disclosure Wording will print here, if required.]

    * The Contract Fee shown in Section 1.06 is deducted as part of the Accumulation Credit Factor calculation, as described in Section 10.04. Therefore your actual rate of return (determined by comparing your beginning Risk Control Account Value to your ending Risk Control Account Value for a given Risk Control Account Year) could be less than the Index Rate Floor and Index Rate Cap shown above.

    ^ [See Section 6.05 for additional information.]

    MARKET VALUE ADJUSTMENT INDICES:
    --------------------------------
    Market Value Adjustment Index 1: [Constant Maturity Treasury]
    Market Value Adjustment Index 2: [Bank of America/Merrill Lynch Index for Corporates][*]

     * Applicable Bank of America/Merrill Lynch Index Disclosure Wording will print here, if required.

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 SECTION 1.                      DATA PAGE CONTINUED
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1.05 VARIABLE SUBACCOUNTS

                                                             VARIABLE SUBACCOUNT
      VARIABLE SUBACCOUNT NAME                                   ALLOCATION %
      ------------------------                                   ------------
      Vanguard VIF Money Market                                         [25]%
      American Funds IS(R) Asset Alloc 1                                [25]%
      BlackRock Global Alloc. V.I. I                                    [25]%
      PIMCO VIT All Asset Inst                                          [25]%
      TOPS(R) Aggressive Growth ETF 1                                    [0]%
      TOPS(R) Growth ETF 1                                               [0]%
      TOPS(R) Moderate Growth ETF 1                                      [0]%
      TOPS(R) Balanced ETF 1                                             [0]%
      TOPS(R) Conservative ETF 1                                         [0]%
      PIMCO VIT Real Return Instl                                        [0]%
      American Funds IS(R) Bond 1                                        [0]%
      Dreyfus VIF Quality Bond                                           [0]%
      Goldman Sachs VIT Core Fixd Inc Inst                               [0]%
      MFS(R) VIT Research Bond Init                                      [0]%
      Vanguard VIF Total Bond Mkt Index                                  [0]%
      American Funds IS(R) High-Inc Bond 1                               [0]%
      Franklin High Income VIP 1                                         [0]%
      Putnam VT High Yield IA                                            [0]%
      Vanguard VIF High Yield Bond                                       [0]%
      Templeton Global Bond VIP 1                                        [0]%
      Columbia VP Emerging Mkts Bond 1                                   [0]%
      American Funds IS(R) Growth 1                                      [0]%
      Morgan Stanley UIF Growth 1                                        [0]%
      T. Rowe Price Blue Chip Growth Port                                [0]%
      Vanguard VIF Capital Growth                                        [0]%
      DFA VA US Large Value                                              [0]%
      T. Rowe Price Equity Income Port                                   [0]%
      Vanguard VIF Diversified Value                                     [0]%
      Vanguard VIF Equity Index                                          [0]%
      Vanguard VIF Total Stock Mkt Index                                 [0]%
      Vanguard VIF Mid-Cap Index                                         [0]%
      Vanguard VIF Small Co Growth                                       [0]%
      DFA VA US Targeted Value                                           [0]%
      American Funds IS(R) International 1                               [0]%
      DFA VA International Small                                         [0]%
      Morgan Stanley UIF Global Infras I                                 [0]%
      Lazard Ret Emerging Markets Eq Inv                                 [0]%
      Vanguard VIF REIT Index                                            [0]%
      MFS(R) VIT Utilities Series Initial                                [0]%
      PIMCO CommodityRealReturn(R) Strat                                 [0]%

[NOTE: Allocation instructions at this level are required even if no purchase payments are allocated to a Variable Subaccount(s) on the Contract Issue Date. See Sections 6.05, 6.07 and 7.04 for a description of the situations in which these allocation instructions may apply.]

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1.06 FEES AND CHARGES

    FEES AND CHARGES:
    -----------------
    Contract Fee:                      [1.35]% per year (Deducted as part of the Accumulation Credit
                                       Factor and Accumulation Unit Value calculations, as described in
                                       Sections 10.04 and 10.06).
    Surrender Charges:                 See the Surrender Charge Schedule in Section 12.05.
    Maximum Transfer Fee:              $[25] per transfer after first 12 transfers in a Contract Year.

    NOTE: We reserve the right to reduce or waive these charges. Any reduction or waiver will be administered in a non-discriminatory manner. We reserve the right to impose or collect any other fees imposed by a Fund as a redemption fee or liquidity fee in connection with the redemption of its shares or otherwise imposed by applicable law.

1.07 WITHDRAWALS

    PARTIAL WITHDRAWAL INFORMATION:
    -------------------------------
    Minimum Partial Withdrawal Amount: $[100]
    Minimum Surrender Value Remaining After Any Partial Withdrawal: $[2,000]

    NOTE: If a partial withdrawal would cause the Surrender Value to be less than the minimum shown above, we will treat your request as a full surrender.

1.08 INTEREST RATE INFORMATION

    HOLDING ACCOUNT INTEREST RATES ON CONTRACT ISSUE DATE:
    ------------------------------------------------------
    Effective Annual Interest Rate during Multiple Source Waiting Period: [1.0%] Minimum Guaranteed Interest Rate: [1.0%]

    NOTE: The Minimum Guaranteed Interest Rate for a Holding Period after the Contract Issue Date will be calculated each calendar quarter as described in
    Section 10.08.

1.09 PAYOUT DATE INFORMATION

    ANTICIPATED PAYOUT DATE            ANTICIPATED INCOME OPTION
    -----------------------            -------------------------
    [06/01/2076]                       [Monthly Payments - Life Income Option
                                       with a 10-Year Guaranteed Period Certain]

    LIFE INCOME RATE TYPE
    ---------------------
    [Based on Gender]